Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                We consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (No. 333-107683, No. 333-61503, and No. 33-61612) pertaining to the Sport Chalet, Inc. Employee Retirement Savings Plan and the Sport Chalet, Inc. 1992 Incentive Award Plan of our report dated June 3, 2005, with respect to the consolidated financial statements and schedule of Sport Chalet, Inc. included in the Annual Report on Form 10-K for the year ended March 31, 2005.

                                                                                                                /s/ Moss Adams LLP

Los Angeles, California
June 28, 2005

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